CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports included and incorporated by reference in this annual report on Form 10-K for the year ended December 31, 2000, of Edison International into the previously filed Registration Statements which follow:

 Registration Form               File No.                  Effective Date
 -----------------               --------                  --------------
  Form S-3                      333-82293                July 15, 1999
  Form S-3                      333-08115                July 15, 1996
  Form S-8                      333-35560                April 25, 2000
  Form S-8                      333-50443                April 17, 1998




ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Los Angeles
April 12, 2001